Exhibit 10.9

Contract Of Enterprise Equity Intermediary Services

Party A: Guangyuan Investment Company Limited

CRCMB No.: 93553 (SO)

Party B: Zenta Group Company Limited

CRCMB No.: 79962 (SO)

WHEREAS:

Party B’s team has long been engaged in the business of sci-tech equity investment and industrial park development and construction within the domestic market, especially in the Guangdong-Hong Kong-Macao Greater Bay Area (hereinafter referred to as the “Greater Bay Area”), accumulating extensive connections and business resources. In the field of equity investment, Party B has established a rich network of project resources around five major areas: life sciences, advanced materials, energy and environmental protection, advanced manufacturing, and electronic information. Party B maintains cooperative relationships with numerous domestic private equity fund managers and provides consulting and advisory services to clients on significant issues related to projects.

Party A, GW Investment Company Limited (hereinafter referred to as “GW”), intends to invest in Guangdong GK Solar Technology Company Limited (hereinafter referred to as “GK Solar”), and Zhuhai WKCW No. 1 PE Partnership Company (limited partner) (hereinafter referred to as “CW NO. 1”) specifically invests in “GK Solar”. Consequently, Party A hereby entrusts Party B to assist Party A in the acquisition, either directly or indirectly, of a portion of the equity or interest in “CW No. 1.”

Party A and Party B, adhering to the principles of equality, mutual benefit, and consensus through negotiation, hereby enter into this Intermediary Service Contract regarding the aforementioned matters, to be faithfully executed and observed by both parties.

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Article I. Service Contents

1.	Party B shall assist Party A in becoming a shareholder/limited partner of a corporation or limited partnership that directly or indirectly holds equity of “CW No. 1” , facilitating Party A’s substantial ownership of equity in the aforementioned corporation or limited partnership not exceeding the amount of RMB 1,000,000.

2.	Provided that Party B completes the aforementioned services, regardless of the direct or indirect equity holdings Party A may ultimately have in “CW No. 1” or any subsequent changes in circumstances, it shall be deemed that Party B has fulfilled the services, and Party A shall pay the service fees to Party B.

Article. II Payment Date and Amount

1.	The total cost for the special services is HK$320,000 (Three Hundred And Twenty Thousand Hong Kong Dollars). Party A shall make the payment according to the following schedule:

Payment Date	Payment Amount (HK$)
Party A shall complete the payment to Party B’s bank account within 10 days after six months from the date when Party A becomes a shareholder/limited partner of a corporation or limited partnership that directly or indirectly holds equity in “CW No.1” and substantially holds equity in the aforementioned corporation or limited partnership not exceeding RMB 1,000,000. All expenses related to the services, including travel expenses (such as transportation and meal costs), shall be borne by Party B.	320,000.00

2.	Information about Party B’s Beneficiary Bank is as follows:

Bank Name	Luso International Banking Ltd.
Account Name	Zenta Group Company Limited
Account Number	10040XXXXXXXX

Alternatively, payment shall be made to such other bank account designated by Party B thereafter

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Article III. Rights and Obligations of the Parties

Part I: Rights and Obligations of Party A

1.	Party A shall designate a person to be responsible for coordinating the work of all relevant parties and to provide necessary work assistance as requested by Party B.

2.	Party A shall promptly provide Party B with all relevant materials related to Party A’s direct or indirect holdings of equity in “CW No. 1.”

3.	Subject to Party B’s fulfillment of all obligations under this Contract, Party A shall pay Party B in accordance with the payment method, payment date and amount agreed in the Contract.

Part II: Rights and Obligations of Party B

1.	Party B shall provide Party A with professional work results that meet the requirements of this Contract.

2.	Party B shall provide explanations within a reasonable timeframe for any queries raised by Party A regarding the work outcomes of Party B. However, Party B shall not provide any form of consulting or advisory services to Party A.

3.	Prior to assisting Party A in becoming a shareholder/limited partner of a corporation or limited partnership that directly or indirectly holds equity in “CW No. 1” and within six months after approval, Party B shall not be entitled to demand any payment from Party A, nor shall Party B have the right to collect any fees or sums on a progressive basis.

Article IV Breach of Contract

1.	Except for the circumstances agreed in this Contract and legal circumstances, neither Party shall cancel this Contract arbitrarily, otherwise the Defaulting Party shall be liable to the other Party for breach of contract at 20% of the total service fee of this Contract.

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2.	If Party A fails to make payment to Party B as agreed and Party A delays the payment of the relevant fees for more than 20 days, Party B shall have the right to unilaterally terminate this Contract, provided however that Party A still needs to pay the fees payable to Party B.

3.	In the course of execution of this Contract, if either Party violates this Contract or fails to fulfill its obligations and duties under the terms and conditions of this Contract, the Non-Defaulting Party may send a written notice to the Defaulting Party requesting the Defaulting Party to rectify the breach immediately, and if the Defaulting Party fails to rectify its breach for more than 30 days, the Non-Defaulting Party shall have the right to terminate this Contract.

Article V. Force Majeure

1.	For the purpose of the Contract, force majeure event refers to the event that cannot be overcome, foreseen or avoided.

2.	If either Party or both parties to this Contract encounter a force majeure event as stipulated by law or agreed in this Contract, the party affected by the force majeure event shall, within 20 days from the date of occurrence of the force majeure event, send the other Party a proof of the occurrence of the force majeure issued by the relevant notary public or government department in the place where the force majeure event occurred. If Party A and Party B fail to reach an supplementary agreement on the continuation of the execution of this Contract, or amend or modify this Contract within 30 days from the date of occurrence of force majeure event, either Party shall have the right to give written notice to the other Party to terminate this Contract, and this Contract shall be terminated from the date of the notice reached the other Party.

3.	Regardless of the occurrence of any force majeure event, it shall not exempt Party A from its obligation and responsibility to pay the service fees payable to Party B under this Contract.

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Article VI. Confidential Obligation

1.	Both Parties have the obligation to strictly observe the trade secrets and shall take all reasonable and appropriate measures to avoid the disclosure, copying, abuse and access by unrelated persons of the information provided by the other Party.

2.	Both Parties shall strictly keep each other Party’s trade secrets during the term of this Contract and within three years from the date of expiration or termination of this Contract. Without the written consent of the other Party, neither Party shall release or disclose the confidential information to the public or provide the same to any third party. Otherwise, the Defaulting Party shall bear the losses thus caused to the other party.

3.	Unless the disclosure required by law, Party B shall be obliged to keep confidential the commercial, technical and other business information related to Party A obtained by signing the Contract or during the performance of this Contract, unless such information has been legally known by the public. Without Party A’s written consent, Party B may not divulge and/or publicly disclose such confidential information to persons not related to this project or third parties, otherwise, Party B shall bear the economic loss caused to Party A and be responsible for eliminating the adverse effects.

Article VII. Confidential Obligation

1.	Any matter not covered by this Contract shall be solved by Party A and Party B through negotiation and conclusion of separate supplementary contracts. Such supplementary terms and annexes shall constitute a part of this Contract, and have the same legal effect with the Contract.

2.	Any dispute arising from or in connection with this Contract or the implementation of this Contract shall first be resolved through friendly negotiation, and if it cannot be resolved through negotiation within 30 days, either Party shall have the right to submit such dispute to the competent court with jurisdiction where Party B is located.

3.	The annexes to this Contract (if any) shall constitute an integral part of this Contract and have the same legal effect as this Contract.

4.	This Contract shall take effect as from the date of signing and seal of both Parties and be valid for one year. The Contract has two copies, one copy for each of Party A and Party B, which shall have the same legal effect.

(The below is left blank intentionally)

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(Signature Page of the Contract Of Enterprise Equity Intermediary Services)

Party A (Signature & Seal)

Date of Signature:

Party B (Signature & Seal)

Date of Signing: March 16, 2022

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